UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 21, 2019)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officer
On March 21, 2019, Marcello Mastioni assumed the role of Chief Operating Officer of Altisource Portfolio Solutions S.A. (the “Company” or “Altisource”). In this new role, Mr. Mastioni is responsible for the products, services and operations for the Company’s Mortgage Market and Real Estate Market businesses. Mr. Mastioni, age 43, previously served as President, Consumer Real Estate Marketplace since joining Altisource in August 2017. Prior to joining the Company, he served as Vice President and Managing Director of Europe, Middle East and Africa at HomeAway® from March 2013 to July 2017. Mr. Mastioni was also Director of Strategy and Business Development at Expedia® from June 2010 to March 2013.
In connection with his appointment, Mr. Mastioni’s existing employment agreement with the Company’s subsidiary Altisource S.à r.l. was amended and restated for an indefinite term. Unless otherwise stated, capitalized terms used below without definition have the meanings set forth in the amended and restated employment agreement (the “Agreement”). Pursuant to the Agreement, Mr. Mastioni will continue to receive an annual base salary of €504,300, consistent with the base salary in effect at the time of his appointment. He will also have an annual incentive opportunity of €336,000 at the target performance level, payable in a combination of cash and equity. To the extent Long-Term Incentive Plan awards (“LTIP Awards”) are approved for any service year for similarly situated executives, Mr. Mastioni will be eligible to participate in the LTIP Awards and receive a target LTIP Award value of €336,000. If the Agreement is terminated by Altisource S.à r.l. other than for gross misconduct as described in article L.124-10 of the Luxembourg Labor Code or by Mr. Mastioni for Good Reason, Mr. Mastioni will be entitled to a payment equal to his current annual base salary. No changes were made to the terms applicable to Mr. Mastioni’s currently outstanding Company equity awards.
The description of the Agreement contained herein is qualified in its entirety by reference to the entire Agreement, a copy of which will be attached as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2019 and incorporated herein by reference.
There are no family relationships between Mr. Mastioni and any of Altisource’s directors and executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Securities and Exchange Commission (“SEC”) Regulation S-K.
Compensatory Arrangement
On March 21, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Altisource approved the 2019 Long-Term Equity Incentive Program (the “2019 LTIP”) equity awards. The awards are comprised equally of two types of performance-based restricted stock units (“RSUs”) - Type I and Type II.
Type I performance-based RSUs will vest in three equal annual increments on the first three anniversaries of the March 21, 2019 grant date, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2019, 2020 and 2021 service years. To the extent the Type I performance-based RSUs vest, they will be settled in shares or, at the Company’s option, cash, subject to continued employment unless otherwise provided in the applicable award agreement.
The award of Type II performance-based RSUs will be determined in a two-step process. In the first step, Type II performance-based RSUs will have the opportunity to vest based on the degree of the Company’s achievement of pre-established goals tied to 2019, 2020 and 2021 adjusted earnings per share (a non-GAAP measure). Based on the Company’s level of performance versus the adjusted earnings per share goals over the three (3) year period, Type II performance-based RSUs will have the opportunity to vest between zero percent (0%) up to one hundred fifty percent (150%) of the initial target levels (the “Initial Award Size”). In the second step, the Initial Award Size will be modified based on Altisource’s total shareholder return versus the return of the Russell 3000 Index during the performance period (2019-2021), resulting in a final earned award equal to zero percent (0%) up to two hundred twenty-five percent (225%) of the Initial Award Size. Any earned Type II performance-based RSUs will vest entirely on the third anniversary of the grant date and will be settled in shares or, at the Company’s option, cash, subject to continued employment unless otherwise provided in the applicable award agreement.
The 2019 LTIP equity awards are designed to incent the achievement of adjusted earnings per share goals and stock-price appreciation over a multi-year period, supporting a long-term focus and further aligning executive compensation with shareholder interests and market practice, as well as supporting the retention of our executives.

The 2019 LTIP equity awards were approved for our named executive officers, as follows:

	Target 2019 LTIP Value	Performance-Based RSUs - Type I(1)	Performance-Based RSUs - Type II(1)
William B. Shepro Chief Executive Officer	$1,229,230	24,548	24,548
Kevin J. Wilcox Chief Administration and Risk Officer	$600,000	11,982	11,982
Michelle D. Esterman Chief Financial Officer	$280,000	5,592	5,592
Marcello Mastioni Chief Operating Officer	$383,040	7,649	7,649
Gregory J. Ritts Chief Legal and Compliance Officer	$240,000	4,793	4,793

(1)	Based on a price per share of $25.037, the average closing price of our common stock over the 30 trading days preceding the March 21, 2019 grant date.

The equity awards were approved, and will be issued, pursuant to the Company’s 2009 Equity Incentive Plan, as amended and restated.

Separation Agreement with Former Executive Officer

On March 22, 2019, Mr. Chatterjee and a subsidiary of the Company, Altisource Solutions, Inc. (“ASI”), entered into a Separation Agreement and Release (the “Separation Agreement”), providing, upon Mr. Chatterjee’s satisfactory completion of an exit interview, for the termination of that certain employment agreement between ASI and Mr. Chatterjee dated as of September 1, 2018 (the “ASI Employment Agreement”), payment of certain compensation to Mr. Chatterjee as described below, the settlement of certain disputes between the parties and a mutual release of claims. Pursuant to the Separation Agreement and subject to his compliance with the terms therein, Mr. Chatterjee will (i) receive cash payments through September 1, 2020 totaling $525,000, less amounts paid by Altisource for certain insurance premiums; (ii) retain 19,533 unvested shares of restricted stock granted in October 2017, which shall continue to vest in accordance with the terms of the applicable award agreement, but without regard to his continued employment on the applicable vesting dates; and (iii) retain 11,093 unvested shares of restricted stock granted in February 2018, which shall continue to vest without regard to his continued employment on the applicable vesting dates. In addition to the benefits set forth in clauses (i) through (iii) hereof, Mr. Chatterjee will receive certain health insurance benefits and Luxembourg tax preparation benefits.

In connection with the Separation Agreement, Mr. Chatterjee and a subsidiary of the Company, Altisource S.à r.l., entered into a side letter (the “Side Letter”) that provides, together with the Separation Agreement, and in each case upon Mr. Chatterjee’s satisfactory completion of an exit interview, that Mr. Chatterjee, ASI and Altisource S.à r.l. agree to release all current or future claims, known or unknown, arising on or before the date of the Separation Agreement against one another and their respective affiliates, officers, directors, employees, agents, counsel and representatives of any sort, both present and former, and contains other customary provisions. Mr. Chatterjee will be subject to liquidated damages for any breach of the Separation Agreement.

The description of the Separation Agreement and the Side Letter contained herein is qualified in its entirety by reference to the entire Separation Agreement and Side Letter, copies of which will be attached as exhibits to the Company’s Form 10-Q for the quarterly period ending March 31, 2019 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer